CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Financial Statements” in the Statement of Additional Information, each dated February 28, 2025, and included in Pre-Effective Amendment No. 1 to the Registration Statement (Form N-1A, File No. 333-282895) of Victory Variable Insurance Funds II (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated February 20, 2024, with respect to the financial statements and financial highlights of Pioneer Bond VCT Portfolio, Pioneer Select Mid Cap Growth VCT Portfolio, Pioneer Mid Cap Value VCT Portfolio, Pioneer Equity Income VCT Portfolio, Pioneer Fund VCT Portfolio, Pioneer High Yield VCT Portfolio and Pioneer Strategic Income VCT Portfolio, included in the Annual Reports to Shareholders (Form N- CSR) for the year ended December 31, 2023 into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

February 21, 2025

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to us under the headings “Financial highlights” in the Prospectuses and “Independent registered public accounting ﬁrm" in the Statement of Additional Information, which are part of this Pre-Eﬀective Amendment to Registration Statement No. 333-283754 on Form N-1A, relating to the Pioneer Bond VCT Portfolio, Pioneer Equity Income VCT Portfolio, Pioneer Fund VCT Portfolio, Pioneer High Yield VCT Portfolio, Pioneer Mid Cap Value VCT Portfolio, Pioneer Select Mid Cap Growth VCT Portfolio and Pioneer Strategic Income VCT Portfolio (the “Funds”).

Boston, Massachusetts

February 21, 2025